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                                                                     EXHIBIT 5.1



                             VINSON & ELKINS L.L.P.
                                Attorneys at Law
                           3700 Trammell Crow Center
                                2001 Ross Avenue
                            Dallas, Texas 75201-2975
                            Telephone (214) 220-7700
                            Fax       (214) 220-7716





                               September 20, 2001



Pioneer Natural Resources Company
5205 North O'Connor Blvd., Suite 1400
Irving, Texas 75039


Ladies and Gentlemen:


         We are acting as counsel for Pioneer Natural Resources Company, a Delaware corporation ("Pioneer Parent"), in connection with the proposed issuance by Pioneer Parent of up to 7,647,323 shares of common stock, par value $.01 per share, together with related rights to purchase shares of Series A Junior Participating Preferred Stock, of Pioneer Parent (the "Shares"). The Shares are proposed to be offered to holders of partnership interests in 46 limited partnerships (each, a "Partnership") in connection with the merger of each Partnership with and into Pioneer Natural Resources USA, Inc., a Delaware corporation and 100% subsidiary of Pioneer Parent ("Pioneer USA"), with Pioneer USA as the surviving corporation, pursuant to an Agreement and Plan of Merger dated as of September 20, 2001 (the "Merger Agreement"), among Pioneer Parent, Pioneer USA and each Partnership. This opinion is being delivered in connection with Pioneer Parent's Registration Statement on Form S-4 (Registration No. 333-59094) (the "Registration Statement") relating to the registration of the offering and sale of the Shares under the Securities Act of 1933.


         We are rendering this opinion as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Securities Act of 1933.

         In connection with this opinion, we have assumed that the Registration Statement will have become effective and the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable proxy statement/prospectus.


         Before rendering the opinion hereinafter set forth, we examined, among other things, the Merger Agreement, the Registration Statement, Pioneer Parent's amended and restated certificate of incorporation, Pioneer Parent's amended and restated bylaws, resolutions of Pioneer Parent's board of directors, and originals or photostatic or certified copies of all those corporate records of Pioneer Parent and of all those agreements, communications and other instruments, certificates of public officials, certificates of corporate officials and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. As to factual matters, with respect to information which is in the possession of Pioneer Parent relevant to the opinion herein stated, we have relied without investigation, to the extent we deem such reliance proper, upon certificates or representations made by Pioneer Parent's duly authorized representative.

         We have assumed that (i) all information contained in all documents reviewed by us is true, complete and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, and (vi) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity. In addition, we have assumed that
(i) the Shares will be issued in accordance with the terms of the Merger Agreement and (ii) certificates evidencing the Shares will be properly executed and delivered in accordance with the General Corporation Law of the State of Delaware.

         Based on the foregoing and having due regard for the legal considerations we deem relevant, we are of the opinion that the Shares have been validly authorized and, when issued and delivered by Pioneer Parent in accordance with the Merger Agreement, will be validly issued, fully paid and non-assessable.

         This opinion is limited in all respects to the laws of the States of Delaware and Texas and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.



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         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the references to us under the heading "Legal Matters" in the proxy statement/prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


         We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. We undertake no, and hereby disclaim any, obligation to advise Pioneer Parent or anyone else of any change in any matter set forth herein.


                                           Very truly yours,


                                           /s/ VINSON & ELKINS L.L.P.